Exhibit 2.4 to 1997 Form 10-K

                              CERTIFICATE OF MERGER

                                       OF

                                 NEWSUB B, INC.
                            (a Delaware corporation)

                                      INTO

                        SERVICEMASTER LIMITED PARTNERSHIP
                        (a Delaware limited partnership)

            in accordance with Section 17-211 of the Delaware Revised
                         Uniform Limited Partnership Act

                                    * * * * *

         SERVICEMASTER LIMITED PARTNERSHIP, a limited partnership duly organized and existing under and by virtue of the laws of the State of Delaware, desiring to merge NewSub B, a Delaware corporation, with and into itself pursuant to the provisions of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, DOES HEREBY CERTIFY as follows:

         First:    The name and state of organization of each constituent
business entity of the merger (the "Merger") are as follows:

         Name                                      State of Organization

         ServiceMaster Limited Partnership                Delaware

         NewSub B, Inc.                                   Delaware

         Second: A Merger and Reorganization Agreement (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each constituent business entity in accordance with Section 263 of the General
Corporation Law of the State of Delaware and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

         Third:   The name of the surviving business entity of the Merger is
ServiceMaster Limited Partnership (the "Surviving Business Entity").

         Fourth:     The merger shall be effective on December 26, 1997 at 11:59
P.M., Eastern Standard Time.


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         Fifth:  Anything  herein or elsewhere to the contrary  notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the constituent business entities at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware.

         Sixth:     An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Business Entity, the address of which is: One ServiceMaster Way, Downers Grove, Illinois 60515.

         Seventh:      A copy of the Merger Agreement will be furnished by the
Surviving Business Entity on request and without cost to any person holding any interest in the constituent business entities.

                                 * * * * *

         IN WITNESS WHEREOF, the undersigned, for the purposes of effectuating the Merger of the constituent business entities pursuant to the Delaware Revised Uniform Limited Partnership Act, under penalties of perjury does hereby declare and certify that this is the act and deed of ServiceMaster Limited Partnership and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this 17th day of December 1997.

                                   SERVICEMASTER LIMITED PARTNERSHIP

                                   By: ServiceMaster Management Corporation
                                       (managing general partner)

ATTEST:                            By: /s/ Vernon T. Squires
                                       Its  Sr. Vice President and
                                            General Counsel
/s/ S. D. Baker
Secretary